Exhibit 99.1
Press Release
TRIDENT MICROSYSTEMS REPORTS RESULTS FOR
THIRD QUARTER ENDED SEPT. 30, 2010
SUNNYVALE, Calif., Oct. 26, 2010 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the connected home, today announced results for its third quarter ended Sept. 30, 2010.
For the quarter, the company reported net revenues of $176.6 million, which compares with $171.6 million in the prior sequential quarter and $31.1 million in the quarter ended Sept. 30, 2009. On a generally accepted accounting principles (“GAAP”) basis, the company reported a net loss for the quarter of $17.5 million, or $0.10 per share. This compares with a net loss of $48.8 million, or $0.28 per share, in the prior sequential quarter and a net loss of $17.2 million, or $0.25 per share, in the quarter ended Sept. 30, 2009.
Non-GAAP Results
Non-GAAP net loss for the quarter was $0.0 million, or $0.00 per share, which compares with a non-GAAP net loss of $14.6 million, or $0.08 per share, in the prior sequential quarter and a non-GAAP net loss of $11.6 million, or $0.17 per share, in the quarter ended Sept. 30, 2009. A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided as a supplement to the attached financial statements.
Sylvia Summers, Trident’s chief executive officer, said, “Results for the quarter were in line with our guidance. We achieved increases in both our TV and Set-Top Box product revenues, along with improved gross margins and lower operating expenses in line with our integration plans. In addition, we achieved non-GAAP operating breakeven and positive cash flow a full quarter ahead of the plan we outlined upon announcing the acquisition of the NXP product lines one year ago.”
Ms. Summers continued, “Looking to the fourth quarter, we expect Trident revenues will be down 20 to 25 percent from the seasonally strong third quarter as our TV business is impacted by both industry softness and share loss from supply constraints earlier in the year, partially offset by a modest increase in our Set-Top Box business. In total, we expect to be cash flow neutral in the fourth quarter as the decline in revenues is offset by further spending reductions from our acquisition-related restructuring activities. Based on a preliminary view of 2011 demand and design wins, we currently expect the TV industry softness to continue into the seasonally weak first quarter, while we expect full year Trident revenues to be similar to 2010 and operations to be cash flow positive for the year. Just as importantly, over the next few quarters we expect to begin sampling the first products that feature the best of Trident’s impressive IP portfolio acquired over the past 18 months. These are the products that we believe will drive market share and revenue gains coming out of next year.”
Outlook
For the quarter ending Dec. 31, 2010, Trident is providing the following outlook. The company’s outlook for any period is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially.
•	Quarter ending Dec. 31, 2010:
•	Net revenues are expected to be in the range of $130 million to $140 million.

•	Non-GAAP gross margins are expected to be in the range of 33% to 34%.

•	Non-GAAP operating expenses are expected to be in the range of $51 million to $54 million, with research and development expenses in the range of $37 million to $39 million and selling, general and administrative expenses of approximately $14 million to $15 million.

•	Non-GAAP operating loss is expected to be in the range of $4 million to $8 million.

•	Provision for income taxes is expected to be approximately $1 million.

•	Adjustments to GAAP net income are expected to be in the range of $20 million to $25 million, including restructuring charges in the range of $6 million to $8 million. These charges are not included in the guidance for non-GAAP operating loss.
Investor Conference Call
Date: Tuesday, Oct. 26, 2010
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Domestic Dial-In: 866-730-5770
International Dial-In: 857-350-1594
Passcode: 80541204
A replay of the conference call will be available for two weeks, beginning on Oct. 26, 2010 and will be accessible by calling 888-286-8010 (domestic) or +1-617-801-6888 (international) using access code 71562115. This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net income (loss) gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for acquisition-related expenses, stock-based compensation expense, expenses related to the stock option investigation and related matters, legal settlements, restructuring charges, expenses related to software license fees adjustment, amortization and impairment of intangible assets from acquisitions, impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net loss on a GAAP basis and non-GAAP net income (loss) is provided in an attached table.
Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the fourth quarter of fiscal year 2010, expected restructuring activity, and our outlook for 2011. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our ability to realize the benefits from our acquisition of product lines and IP from NXP, our ability to reduce expenses, the timing of new product introductions, the ability to obtain design wins among major OEMs for Trident’s products, the availability of wafers from our suppliers, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the uncertain global macroeconomic environment, the increasingly competitive TV and Set Top Box semiconductor markets and our ability to retain key employees globally. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, is a leading force in the digital home entertainment market, delivering an extensive range of platform solutions that enhance the consumer experience in the Connected Home. As one of the top-three semiconductor providers to both the TV and set-top box markets, Trident’s solutions can be found in the products of leading OEMs and channel partners worldwide. The company’s extensive IP portfolio of more than 2,000 patents has been driving key innovations in image quality, 3D TV, low power consumption, and 45nm designs. For further information about Trident and its products, please consult the Company’s web site: www.tridentmicro.com.
NOTE: Trident is a trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
TRID-IR
For More Information
John Swenson
Director, Corporate Finance & Investor Relations
Tel: 408-962-8252
Email: john.swenson@tridentmicro.com
Web site: http://www.tridentmicro.com

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except per share data)	2010	2010	2009	2010	2009

Net revenues	$176,568	$171,648	$31,093	$438,619	$52,857

Cost of revenues	128,398	138,722	20,592	343,738	37,273

Gross profit	48,170	32,926	10,501	94,881	15,584
% of net revenues	27.3%	19.2%	33.8%	21.6%	29.5%

Research and development expenses	44,709	49,653	16,350	131,427	43,586
% of net revenues	25.3%	28.9%	52.6%	30.0%	82.5%

Selling, general and administrative expenses	19,459	22,311	8,837	61,906	19,884
% of net revenues	11.0%	13.0%	28.4%	14.1%	37.6%
In-process research and development	—	—	—	—	697
% of net revenues	0.0%	0.0%	0.0%	0.0%	1.3%
Goodwill impairment	—	7,851	—	7,851	1,432
% of net revenues	0.0%	4.6%	0.0%	1.8%	2.7%
Restructuring charges	2,301	4,470	1,508	15,166	1,557
% of net revenues	1.3%	2.6%	4.8%	3.5%	2.9%

Operating loss	(18,299)	(51,359)	(16,194)	(121,469)	(51,572)
% of net revenues	(10.4)%	(29.9)%	(52.1)%	(27.7)%	(97.6)%
Loss on investment	(94)	—	—	(303)	0
Gain on acquisition	—	—	—	43,402	0
Interest and other income (expense), net	2,628	287	(533)	3,479	(52)

Loss before income taxes	(15,765)	(51,072)	(16,727)	(74,891)	(51,624)
% of net revenues	(8.9)%	(29.8)%	(53.8)%	(17.1)%	(97.7)%
Provision for (benefit from) income	1,749	(2,255)	429	219	3,211
taxes
% of net revenues	1.0%	(1.3)%	1.4%	0.0%	6.1%

Net loss	($17,514)	($48,817)	($17,156)	($75,110)	($54,835)

% of net revenues	(9.9)%	(28.4)%	(55.2)%	(17.1)%	(103.7)%

Basic and diluted net loss per share	($0.10)	($0.28)	($0.25)	($0.47)	($0.84)
Shares used in basic and diluted per share computation	174,553	174,018	69,237	159,624	65,143

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	June 30,	December 31,
(In thousands)	2010	2010	2009

ASSETS
Current assets
Cash and cash equivalents	$102,711	$96,915	$147,995
Accounts receivable, net	96,443	97,813	4,582
Accounts receivable from related parties	4,941	8,488	—
Inventories	26,998	32,475	14,536
Note receivable from related party	20,884	7,476	—
Prepaid expenses and other current assets	28,286	26,812	13,962

Total current assets	280,263	269,979	181,075
Property and equipment, net	30,776	32,561	26,168
Goodwill	—	—	7,851
Intangible assets, net	94,330	108,046	5,635
Long-term note receivable from related party	—	20,882	—
Other assets	18,504	18,664	7,764
Total assets	$423,873	$450,132	$228,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,494	$20,242	$18,883
Accounts payable to related parties	28,364	38,362	2,401
Accrued expenses and other current liabilities	77,907	71,235	27,068
Income taxes payable	2,651	2,532	1,696

Total current liabilities	121,416	132,371	50,048
Long-term income taxes payable	23,495	22,265	22,262
Deferred income tax liabilities	94	94	94
Other long-term liabilities	3,024	3,767	—
Total liabilities	148,029	158,497	72,404

Stockholders’ equity
Preferred stock	—	—	—
Common stock	177	176	71
Additional paid-in capital	432,586	430,864	237,827
Accumulated deficit	(156,919)	(139,405)	(81,809)

Total stockholders’ equity	275,844	291,635	156,089
Total liabilities and stockholders’ equity	$423,873	$450,132	$228,493

TRIDENT MICROSYSTEMS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except per share data)	2010	2010	2009	2010	2009

GAAP Gross profit	$48,170	$32,926	$10,501	$94,881	$15,584
Amortization of acquisition-related intangible assets (1)	11,612	16,972	970	38,800	2,385
Stock-based compensation expense (2)	82	86	3	272	297
Impairment of intangible assets other than goodwill (3)	(337)	863	—	1,756	—

Non-GAAP Gross profit	$59,527	$50,847	$11,474	$135,709	$18,266

% of Net revenues	33.7%	29.6%	36.9%	30.9%	34.6%

GAAP Research and development expenses (R&D)	$44,709	$49,653	$16,350	$131,427	$43,586
Amortization of acquisition-related intangible assets (1)	(775)	(824)	(719)	(2,084)	(719)
Stock-based compensation expense (2)	(841)	(902)	—	(2,623)	(3,050)
Impairment of intangible assets other than goodwill (3)	—	—	—	—	(1,706)
Software license fees (4)	—	—	—	—	788

Non-GAAP Research and development expenses	$43,093	$47,927	$15,631	$126,720	$38,899

% of Net revenues	24.4%	27.9%	50.3%	28.9%	73.6%

GAAP Selling, general and administrative expenses (SG&A)	$19,459	$22,311	$8,837	$61,906	$19,884
Amortization of acquisition-related intangible assets (1)	(1,329)	(1,339)	(51)	(3,422)	(178)
Stock-based compensation expense (2)	(938)	(1,246)	(521)	(1,863)	(3,240)
Stock options related professional fees (5)	(471)	(525)	979	(1,222)	3,950
Acquisition-related expenses (6)	(188)	(790)	(2,800)	(5,337)	(2,800)

Non-GAAP Selling, general and administrative expenses	$16,533	$18,411	$6,444	$50,062	$17,616

% of Net revenues	9.4%	10.7%	20.7%	11.4%	33.3%

GAAP Operating Loss	$(18,299)	$(51,359)	$(16,194)	$(121,469)	$(51,572)
Total of above adjustments to Gross profit, R&D and SG&A	15,899	23,547	4,085	57,379	9,637
In-process research and development	—	—	—	—	697
Restructuring Charges (7)	2,301	4,470	1,508	15,166	1,557
Impairment of goodwill (3)	—	7,851	—	7,851	1,432

Non-GAAP Operating Loss	$(99)	$(15,491)	$(10,601)	$(41,073)	$(38,249)

% of Net revenues	-0.1%	-9.0%	-34.1%	-9.4%	-72.4%

GAAP Net loss	$(17,514)	$(48,817)	$(17,156)	$(75,110)	$(54,835)
Total operating loss adjustments	18,200	35,868	5,593	80,396	12,626
Legal settlements (10)	(817)	(1,674)		(2,491)	—
(Gain) loss on investment (9)	94	—	—	303	(19)
(Gain) on acquisition (8)	—	—	—	(43,402)	—

Non-GAAP Net income (loss)	$(37)	$(14,623)	$(11,563)	$(40,304)	$(42,228)

% of Net revenues	0.0%	-8.5%	-37.2%	-9.2%	-79.9%

GAAP basic and diluted net income (loss) per share	$(0.10)	$(0.28)	$(0.25)	$(0.47)	$(0.84)

GAAP shares — basic and dilutive	174,553	174,018	69,237	159,624	65,143
Non-GAAP basic net income (loss) per share	$—	$(0.08)	$(0.17)	$(0.25)	$(0.65)

Non-GAAP shares — basic	174,553	174,018	69,237	159,624	65,143

(1)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(2)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(3)	Charges for impairment of goodwill and intangible assets incurred as a result of their carrying value exceeding the fair value. Management believes that these charges are not directly associated with the Company’s core operating performance.

(4)	Software license fees represent an adjustment for prior years’ software usage.

(5)	Stock options related professional fees are excluded from the non-GAAP net loss calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident.

(6)	Acquisition-related expenses represent external costs incurred in connection with our acquisition, which we generally would not have incurred in the normal course of business.

(7)	Management believes that restructuring charges are not directly associated with the Company’s core operating performance.

(8)	The preliminary purchase price allocation assigned $48.5 million to gain on acquisition. Subsequently, in accordance with applicable accounting guidance, the preliminary estimate was reduced by $5.1 million as a result of new information received by the Company subsequent to March 31, 2010. Management believes that gain on acquisition is not related to the ongoing business and operating performance of Trident.

(9)	Management believes that (Gain) loss on investments are not related to the ongoing business and operating performance of Trident.

(10)	Management believes that legal settlements are not related to the ongoing business and operating performance of Trident.